UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2023

AVALO THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-37590	45-0705648
(Commission File Number)	(IRS Employer Identification No.)
540 Gaither Road, Suite 400, Rockville, Maryland 20850
(Address of principal executive offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code: (410) 522-8707

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	AVTX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

The Company held its 2023 Annual Meeting on December 20, 2023. In connection with the Annual Meeting, there were 192,382,419 shares outstanding as of the record date, which was October 12, 2023, of which 67,107,502 shares, or approximately 34.88%, were present or represented by proxy. At the Annual Meeting, stockholders voted on the following items:

Proposal 1: Election of Directors

By the vote reflected below, the Company’s stockholders elected each of the following individuals to the Board to hold office until the 2024 Annual Meeting and until their respective successors are elected and qualified.

Name	For	Withheld	Broker Non-Votes
June Almenoff, M.D., Ph.D.	34,269,094	5,409,756	—
Mitchell Chan	34,073,408	5,605,442	—
Gilla Kaplan, Ph.D.	34,028,174	5,650,676	—
Garry Neil, M.D.	34,063,010	5,615,840	—
Magnus Persson, M.D., Ph.D.	32,282,584	7,396,266	—

Proposal 2: Approval of an Amendment to our Certificate of Incorporation to Effect a Reverse Stock Split

The Company’s stockholders approved the proposal to amend our Certificate of Incorporation to effect a reverse stock split of the Company’s common stock at a ratio of between 1-for-5 and 1-for-250 as determined by our Board. This proposal was approved by the votes indicated below:

For	Against	Abstain	Broker Non-Votes
34,709,488	31,638,733	759,281	—

Proposal 3: Ratification of Appointment of Independent Registered Public Accounting Firm

The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2023. This proposal was approved by the votes indicated below:

For	Against	Abstain	Broker Non-Votes
57,979,549	4,913,180	4,214,773	—

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALO THERAPEUTICS, INC.

Date: December 20, 2023	By:	/s/ Christopher Sullivan
Christopher Sullivan
Chief Financial Officer

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